Exhibit a.1

                 OAK RIDGE FUNDS, INC.
                 Articles of Amendment


     Oak Ridge Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore
City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: All of the issued and unissued shares of capital stock of the Corporation currently designated as Class A and Class C shares, respectively, of the Oak
Ridge Growth Fund series are hereby redesignated as Class A and Class C shares, respectively, of the Oak
Ridge Small Cap Equity Fund series.

     SECOND: The foregoing amendments to the Corporation's Articles of Incorporation (the
"Amendments") were approved by a majority of the entire
Board of Directors of the Corporation on January 7,
1999.

     THIRD: The Amendments are limited to changes expressly permitted by Section 2-605 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     FIFTH: These Articles of Amendment will become effective at 12:00 a.m. on March 1, 1999.

     IN WITNESS WHEREOF, Oak Ridge Funds, Inc. has caused these Articles of Amendment to be signed as of the 12th day of February, 1999 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.


     Witness:                      Oak Ridge Funds, Inc.


     /s/ John Peters               /s/ Samuel Wegbreit
     ---------------------         ------------------------
     John Peters                   Samuel Wegbreit
     Secretary                     Chairman of the Board